MORGAN
& COMPANY
Chartered Accountants

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the Registration Statement of Corumel Minerals Corp. on Amendment No. 1 to Form SB-2 of our Auditors’ Report, dated May 5, 2003, on the balance sheet of Corumel Minerals Corp. as at March 31, 2003 and the related statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders’ equity for the period from inception on July 23, 2002 to March 31, 2003.

In addition, we consent to the reference to us under the heading “Interests Of Named Experts And Counsel” in the Registration Statement.

Vancouver, Canada    /s/ Morgan & Company

July 30, 2003                                           Chartered Accountants

Tel:  (604) 687-5841           Member of                                                                                        P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075            ACPA                                                                                 Suite 1488-700 West Georgia Street
                                                                        International                                                                                              Vancouver, B.C. V7Y 1A1